UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2012

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway

Suite 1550

Houston, Texas 77056

(Address of principal executive office) (Zip Code)

(713) 963-0099

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On August 21, 2012, Hi-Crush Partners LP (the “Partnership”) completed its initial public offering (the “Offering”) of 12,937,500 common units representing limited partner interests of the Partnership (“Common Units”) sold by Hi-Crush Proppants LLC (“Proppants”) to the public at a price of $17.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-182574) (the “Registration Statement”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on July 9, 2012 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus (the “Prospectus”) filed with the Commission on August 16, 2012 pursuant to Rule 424(b) of the Securities Act.

Underwriting Agreement

On August 15, 2012, the Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Partnership, Hi-Crush GP LLC, the general partner of the Partnership (the “General Partner”), Proppants, and Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), providing for the offer and sale by Proppants, and purchase by the Underwriters, of 11,250,000 Common Units at a price to the public of $17.00 per Common Unit ($15.95875 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, Proppants also granted the Underwriters an option for a period of 30 days (the “Over-Allotment Option”) to purchase up to an additional 1,687,500 Common Units (the “Additional Units”) on the same terms. On August 16, 2012, the Underwriters exercised the Over-Allotment Option in full. The material terms of the Offering are described in the Prospectus, filed by the Partnership with the Commission on August 16, 2012 pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership, the General Partner and Proppants have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed August 21, 2012, and Proppants received all of the proceeds from the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

On August 15, 2012, in anticipation of the Offering, the Partnership, the General Partner and Proppants, entered into a Contribution, Assignment and Assumption Agreement (the “Contribution Agreement”), pursuant to which the Partnership agreed to issue to Proppants 13,640,351 Common Units, 13,640,351 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) and incentive distribution rights in the Partnership in exchange for the contribution by Proppants to the Partnership of all of the outstanding ownership interests in Hi-Crush Chambers LLC, Hi-Crush Railroad LLC, Hi-Crush Wyeville LLC and Hi-Crush Operating LLC (together, the “Contributed Subsidiaries” and the business and assets of such Contributed Subsidiaries, the “Contributed Assets”). Such transactions are referred to as the “Contribution Transactions.”

On August 20, 2012, in connection with the Offering, the Contribution Transactions were completed.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Omnibus Agreement

On August 20, 2012, in connection with the Contribution Transactions and the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, the General Partner and Proppants.

Pursuant to the terms of the Omnibus Agreement, Proppants will indemnify the Partnership for certain liabilities relating to:

•

for a period of three years after the closing of the Offering, environmental liabilities, provided that the aggregate amount payable to the Partnership for environmental liabilities does not exceed $7.5 million;

•

until 60 days after the applicable statute of limitations, any of the Partnership’s federal, state and local income tax liabilities attributable to the ownership and operation of the Contributed Assets prior to the closing of the Offering;

•	for a period of three years after the closing of the Offering, the failure of the Partnership to have all necessary consents and governmental permits related to the Contributed Assets;

•

for a period of three years after the closing of the Offering, the Partnership’s failure to have valid and indefeasible easement rights, rights-of-way, leasehold and/or fee ownership interest in the lands where the Contributed Assets are located;

•	any losses, costs or damages incurred by the Partnership that are attributable to the ownership and operation of the Contributed Assets prior to the closing of the Offering; and

•

any losses arising out of or associated with the Partnership’s customer contract with FTS International (the “FTS International Contract”), after the Partnership assigns the FTS International Contract to Proppants effective May 1, 2013 as contemplated by the Omnibus Agreement and described below.

In no event will Proppants be obligated to indemnify the Partnership for any claims, losses or expenses or income taxes referred to above to the extent either (i) reserved for in the Partnership’s financial statements as of December 31, 2011, or (ii) the Partnership recovers any such amounts under available insurance coverage, from contractual rights or other recoveries against any third party.

In addition, the Partnership has agreed to indemnify Proppants from any losses, costs or damages incurred by Proppants that are attributable to the ownership and operation of the Contributed Assets following the closing of the Offering, subject to the same limitations as on Proppants’ indemnity obligations to the Partnership.

The Omnibus Agreements provides that the Partnership will assign to Proppants or a designated subsidiary of Proppants all of the Partnership’s rights and obligations under the FTS International Contract effective as of May 1, 2013, and Proppants will be obligated to accept such assignment and assume the Partnership’s obligations under such contract. Pursuant to the terms of the FTS International Contract, such assignment will not relieve the Partnership of any liability under the FTS International Contract, but Proppants will be obligated to fully and unconditionally indemnify the Partnership in connection with any losses incurred with regard to the FTS International Contract from and after the date of the assignment.

The Omnibus Agreement also grants the Partnership, for a period of three years following the Offering, a right of first offer on Proppants’ sand reserves and any related assets that have been or will be constructed on Proppants’ current acreage in Augusta and Tomah, Wisconsin (the “ROFO assets”) to the extent Proppants proposes to transfer a ROFO asset to a third party other than in connection with a sale of all or substantially all of its assets.

The Omnibus Agreement can be amended by written agreement of all parties to the agreement. However, the Partnership may not agree to any amendment or modification that would, in the reasonable discretion of the General Partner, be adverse in any material respect to the holders of the Partnership’s Common Units without prior approval of the conflicts committee of the Board of Directors of the General Partner. So long as Proppants controls the General Partner, the Omnibus Agreement will remain in full force and effect unless mutually terminated by the parties. If Proppants ceases to control the General Partner, the Omnibus Agreement will terminate, provided the indemnification obligations and obligations with respect to the FTS International Contract described above will remain in full force and effect in accordance with their terms.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Credit Agreement

On August 21, 2012, in connection with the closing of the Offering, the Partnership entered into a credit agreement (the “Credit Agreement”) providing for a new $100.0 million senior secured revolving credit facility (the “Credit Facility”) with a term of four years. The Credit Facility is available to fund working capital and general corporate purposes, including the making of certain restricted payments permitted therein. The Credit Facility has an accordion feature that allows the Partnership to increase the available revolving borrowings under the facility up to an aggregate amount of $200.0 million in $5.0 million increments, subject to the Partnership receiving increased commitments from existing lenders or new commitments from new lenders and the satisfaction of certain other conditions. The Credit Facility is available for loans including a sublimit of $5.0 million for swing line loans, and, subject to a sublimit of $15.0 million, letters of credit. Borrowings under the Credit Facility are secured by substantially all of the Partnership’s assets.

Loans under the Credit Facility will bear interest at a floating rate based upon the Partnership’s leverage ratio, equal to, at the Partnership’s option, either (a) a base rate plus a range from 150 to 250 basis points per annum or (b) a LIBOR rate, plus a range of 250 to 350 basis points. The base rate is established as the highest of (i) the U.S. prime rate, (ii) daily one-month LIBOR plus 100 basis points and (iii) the federal funds rate plus 0.50%. The unused portion of the Credit Facility will be subject to a commitment fee calculated based upon the Partnerhsip’s leverage ratio ranging from 0.375% to 0.50% per annum. Upon any event of default, the interest rate shall, upon the request of the lenders holding a majority of the commitments, be increased by 2.0% per annum for the period during which the event of default exists.

The Credit Agreement contains customary representations and warranties, affirmative covenants, negative covenants and events of default. The negative covenants include restrictions on the Partnership’s ability to incur additional indebtedness, acquire and sell assets, create liens, make investments and make distributions.

The Credit Agreement requires the Partnership to maintain a leverage ratio (as such term is defined in the Credit Agreement) of not more than 3.00 to 1.00, which may increase to up to 3.50 to 1.00 during specified periods following a permitted acquisition, and a minimum interest coverage ratio (as such term is defined in the Credit Agreement) of not less than 2.50 to 1.00.

If an event of default (as such term is defined the Credit Agreement) occurs, the agent would be entitled to take various actions, including the acceleration of amounts due under the Credit Facility, termination of the commitments under the Credit Facility and all remedial actions available to a secured creditor.

Long-Term Incentive Plan

The description of the Long-Term Incentive Plan provided below under Item 5.02 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Long-Term Incentive Plan is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On August 20, 2012, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Proppants. Under the Registration Rights Agreement, in certain circumstances, the Partnership will be obligated to file a registration statement covering the potential sale of Common Units issued to Proppants in connection with the Offering, upon request. In addition, the Registration Rights Agreement gives Proppants piggyback registration rights under certain circumstances. The Registration Rights Agreement also includes provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. These registration rights are transferable to affiliates of Proppants and, in certain circumstances, to third parties.

The foregoing summary description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described in the section “Certain Relationships and Related Transactions” of the Prospectus, which is incorporated herein by reference, Proppants owns the General Partner and an aggregate of approximately 5.2% of the outstanding Common Units, all of the Subordinated Units and the incentive distribution rights in the Partnership. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description of the Contribution Agreement provided above under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 1.01 above of the issuances by the Partnership on August 20, 2012 in connection with the consummation of Contribution Transactions is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of such Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period, which will end on the first business day after the Partnership has earned and paid at least (1) $1.90 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit for each of three consecutive, non-overlapping four-quarter periods ending on or after June 30, 2015 or (2) $2.85 (150.0% of the annualized minimum quarterly distribution) on each outstanding Common Unit and Subordinated Unit and the corresponding distributions and the related distribution on the incentive distribution rights for the four-quarter period immediately preceding that date, in each case provided there are no arrearages on the Common Units at that time.

The description of the subordination period contained in the section of the Prospectus entitled “Provisions of The Partnership’s Partnership Agreement Relating to Cash Distributions— Subordination Period” is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

On August 15, 2012, in connection with the Offering, the Board of Directors of the General Partner adopted the Hi-Crush Partners LP Long Term Incentive Plan (the “Plan”) for employees, consultants and directors of the General Partner and those of its affiliates, including Proppants, who perform services for the Partnership. The Plan consists of restricted units, unit options, phantom units, unit payments, unit appreciation rights, other equity-based awards, distribution equivalent rights, and performance awards. The Plan limits the number of Common Units that may be delivered pursuant to awards under the plan to 1,364,035 units. Common Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The Plan will be administered by the Board of Directors or a committee thereof.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Agreement of Limited Partnership of Hi-Crush Partners LP

On August 20, 2012, in connection with the closing of the Offering, the Partnership amended and restated its Limited Partnership Agreement (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the section of the Prospectus entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC, Hi-Crush Proppants LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and UBS Securities LLC and the other underwriters named therein dated August 15, 2012.

3.1	First Amended and Restated Agreement of Limited Partnership of Hi-Crush Partners LP dated August 20, 2012.

4.1	Registration Rights Agreement by and between Hi-Crush Partners LP and Hi-Crush Proppants LLC dated August 20, 2012.

10.1	Contribution, Assignment and Assumption Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC and Hi-Crush Proppants LLC, dated August 15, 2012.

10.2	Omnibus Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC and Hi-Crush Proppants LLC, dated August 20, 2012.

10.3	Hi-Crush Partners LP Long-Term Incentive Plan, adopted as of August 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Dated: August 21, 2012
	By:	/s/ Robert E. Rasmus
		Name:	Robert E. Rasmus
		Title:	Co-Chief Executive Officer

EXHIBIT INDEX

1.1	Underwriting Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC, Hi-Crush Proppants LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC and UBS Securities LLC and the other underwriters named therein dated August 15, 2012.

3.1	First Amended and Restated Agreement of Limited Partnership of Hi-Crush Partners LP dated August 20, 2012.

4.1	Registration Rights Agreement by and between Hi-Crush Partners LP and Hi-Crush Proppants LLC dated August 20, 2012.

10.1	Contribution, Assignment and Assumption Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC and Hi-Crush Proppants LLC, dated August 15, 2012.

10.2	Omnibus Agreement by and among Hi-Crush Partners LP, Hi-Crush GP LLC and Hi-Crush Proppants LLC, dated August 20, 2012.

10.3	Hi-Crush Partners LP Long-Term Incentive Plan, adopted as of August 15, 2012.